                                                                   EXHIBIT 10.11





                            Dated 13th February 2002

                           GEOFFREY H GALLEY & OTHERS       (1)


                                       and


                               COOPER VISION INC.           (2)




          -----------------------------------------------------------
                            PATENT LICENCE AGREEMENT
          -----------------------------------------------------------

                            PATENT LICENCE AGREEMENT

This Patent Licence Agreement is entered into as of 13th February 2002 by COOPER VISION INC. whose principal place of business is at 21062 Bake Parkway, Suite 200, Lake Forest, CA 92630, USA (hereinafter "CV") and Geoffrey H Galley of Red Lodge, The Close, Totteridge, London N20 8PJ, Anthony D Galley, Albert Morland, Barrie Bevis and Ivor Atkinson (all care of the said Geoffrey H Galley) (together "the Patent Owners").

WHEREAS: The Patent Owners are owners of a series of patents.

and

WHEREAS: CV entered into a licence with the Patent Owners dated 2 December 1997 ("1997 Licence") for itself and its affiliates under those patents to manufacture contact lenses.

and

WHEREAS: CV intends to acquire Biocompatibles and Hydron.

and

WHEREAS: The Parties wish to terminate with effect from the Effective Date the 1997 Licence,

and

WHEREAS: The Patent Owners are willing to grant a new licence to CV on the terms and conditions of this Agreement, to apply in substitution for the 1997 Licence.

Now it is hereby agreed as follows:

1. In this Agreement the following expressions shall have the following meanings:

         Affiliate                  shall mean any company which directly or
                                    indirectly controls or is controlled by or is under common control with another company including as a subsidiary or holding company. For the purposes of this definition, "control" means the ownership of 100% of the issued share capital in or the legal power to direct or cause the direction of the general management and policies of the company in question.

         Agreement                  shall mean this patent licence agreement.

         Arbitrator                 shall mean a QC (being Queen's Counsel, who
                                    is a member of a United Kingdom Inn of
                                    Court) acceptable to both Parties with the assistance, if required, of an independent chartered accountancy practice acceptable to both Parties or if no agreement can be reached within fourteen days of one Party notifying the other of its wish to refer a matter to an arbitrator in accordance with Clause 13, such arbitrator shall, upon the application of either Party, be appointed by the President, for the time being, of the Law Society.

         Biocompatibles             shall mean Biocompatibles Eyecare Inc.

         Biocompatibles             shall mean the patent licence agreement
         Licence                    between Biocompatibles Licence Limited and
                                    the Patent Owners dated 4 December 1997 (now terminated).

         Effective Date             shall mean the 1st of November 2001.

         Hydron                     shall mean Hydron Limited.

         Hydron Licence             shall mean the patent licence agreement
                                    between Hydron and the Patent Owners dated 6
                                    July 1995.

         Improvement                shall mean any improvement, modification or
                                    addition to the Licensed Patents or to any Know-How.

         Know-How shall mean all information to the extent that such information is not in the public domain (including that comprised in formulae, techniques, designs, specifications, drawings, components, lists, manuals, instructions and catalogues) relating to:

                                    (i)   the composition or production of
                                          Lenses;

                                    (ii)  the design, development, manufacture
                                          or use of Lenses;

                                    (ii)  the repair and maintenance of Lenses;

                                    (iv)  quality control;

                                    (v)   tooling design.

         Lenses Lenses shall mean contact lenses produced in accordance with the Licensed Patents.

         Licence Fee                shall mean the Standard Licence Fee or the
                                    Reduced Licence Fee (as the case may be).

         Licensed Patents shall mean the patents deriving and prioritised from an original application which resulted in the granting of United Kingdom Patent No. GB 2,226,977 as listed in
                                    Schedule 1, together with all other patent applications and patents as may in the future be derived therefrom.

         [ * ]                      shall mean [ * ]

         [ * ]                      shall mean [ * ]

         Parties                    shall mean CV and the Patent Owners.

         Patents                    shall mean the patents included in the
                                    Licensed Patents.

         Quarter shall mean the period of 3 calendar months from the Effective Date and each consecutive period of 3 calendar months thereafter (ending on 31 January, 30 April, 31 July and 31 October respectively) and the phrase "Quarterly" shall be construed accordingly.

         Reduced Licence            shall have the meaning ascribed to it in
         Fee                        Clause 3.3.

         Relevant Tax               shall mean in relation to any payment which
                                    is required to be made under this Agreement any present or future tax of any nature now or hereafter imposed by the rules of any tax authority.

         Standard Licence           shall have the meaning ascribed to it in
         Fee                        Clause 3.1.

         Term shall have the meaning ascribed to it in Clause 9.

         Third Party                shall have the meaning ascribed to it in
                                    Clause 2.3.


--------------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         Year shall mean the period of 12 calendar months from the Effective Date and each consecutive period of 12 calendar months thereafter (ending on 31 October). For the purposes of
                                    Schedule 2, "Year 1" is the period from the Effective Date until 31 October 2002 and "Year 2", "Year 3" etc. shall be construed accordingly.

1.2      In this Agreement:

         1.2.1 unless the context otherwise requires all references to a particular Clause or Schedule shall be a reference to that clause or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

         1.2.2 the headings are inserted for convenience only and shall be ignored in construing this Agreement;

         1.2.3 unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular shall include the plural and vice versa; and

         1.2.4 unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality.

2.       TERMINATION OF THE 1997 LICENCE AND GRANT OF NEW LICENCE

2.1 The Parties agree that, in consideration of the covenants contained in this Agreement, the 1997 Licence shall, with effect from the Effective Date, terminate and all the rights and obligations of the parties thereunder shall cease and be of no further force and effect. For the avoidance of doubt, any breach by either party thereto of any provisions of the 1997 Licence is unconditionally and irrevocably waived by the other party thereto and each Party hereby releases and discharges the other Party absolutely from all claims and rights whatsoever that it may have had arising out of or in connection with the 1997 Licence.

2.2 Subject to the other terms and conditions of this Clause 2, the Patent Owners hereby grant with effect from the Effective Date to CV a worldwide, non-exclusive licence, to make, have made, use and sell Lenses under the Licensed Patents.

2.3 CV shall be entitled at any time without notifying the Patent Owners to sub-licence its rights hereunder to any Affiliate of CV and, subject to Clause 3.5, shall be entitled at any time without notifying the Patent Owners to sub-license its rights hereunder to any person that is not an Affiliate of CV ("Third Party").

2.4 CV agrees that any sub-licences granted by it shall be personal to the sub-licensee, shall not be capable of further sub-licensing by the sub-licensee, and shall not be assignable and shall not be inconsistent with this Agreement and shall not prejudice the Patent Owners' rights set out in this Agreement. CV shall forward to the Patent Owners a copy of all fully executed sub-licences or sub-licence agreements entered into with sub-licensees from time to time within 28 days of execution thereof, but shall not be required to do so in respect of any Affiliate sub-licensee of CV save that if such sub-licensee ceases to be an Affiliate of CV, then CV shall supply to the Patent Owners a copy of the relevant sub-licence within 28 days of such sub-licensee ceasing to be an Affiliate of CV.

2.5 CV shall at all times during the continuance of this Agreement be responsible for the observance and performance by every sub-licensee of the terms and conditions of the sub-licence and shall use all reasonable endeavours to monitor and enforce the obligations of every sub-licensee in terms of the relevant sub-license. Without prejudice to the generality of the foregoing, CV shall indemnify the Patent Owners in respect of any actions or omissions of the sub-licensee.

2.6 The Patent Owners shall not grant any further licences of the Licensed Patents to third parties without the prior written consent of CV.

2.7 If the Patent Owners make or acquire any Improvement relating to the Licensed Patents, they shall, to the extent that they are not prohibited by law, by any undertaking given to others or by considerations relating to security of a patent or other intellectual property right protection, promptly notify CV in writing giving details thereof and shall provide to CV free of charge such information or explanations as CV may reasonably require to be able legally and effectively to utilise the same for the Term and the Patent Owners shall grant to CV a non-exclusive, worldwide, royalty-free licence to the use of Improvements disclosed by the Patent Owners hereunder on the same terms as those in this Agreement

2.8 CV and the Patent Owners agree and undertake that, following the acquisition by CV (or any of its Affiliates) of Biocompatibles, they shall procure (CV procuring in respect of the rights of Biocompatibles and the Patent Owners acting in respect of their own rights) that the Hydron Licence is terminated with effect from the Effective Date and that all the rights and obligations of the parties thereunder and (to the extent that any remain following its earlier termination) under the Biocompatibles Licence shall cease and be of no further force and effect to the intent that any breach by either party to the Hydron Licence or the Biocompatibles Licence (as the case may be) will be unconditionally and irrevocably waived and that each party thereto will be released and discharged absolutely from all claims and rights whatsoever that any such party may have had arising out of or in connection with the Hydron Licence and/or the Biocompatibles Licence.

3.       LICENCE FEE

3.1 In consideration of the rights granted to CV under Clause 2, CV shall, subject to the provisions of Clause 3.2, pay to the Patent Owners the sum of 'L'21,485,494, such sum to be paid in instalments in accordance with Clause 4 (the "Standard Licence Fee").

3.2 If, at any time during the Term, [ * ] the provisions of Clause 3.3 shall apply.

3.3 With effect from the first day of the Quarter ("Relevant Quarter") immediately following [ * ], the licence fee payable by CV in accordance with Clause 4 shall in respect of each Quarter thereafter be reduced by an amount equal to [ * ]% (the "Reduced Licence Fee").

3.4 CV acknowledges that the amount of the Licence Fee payable pursuant to this Agreement has been agreed between the Parties by way of full and final settlement of all matters and disputes arising out of, or in connection with, the 1997 Licence and that, accordingly, the Licence Fee shall continue to be payable even if CV ceases directly or indirectly to make use of and/or sell Lenses under the Licensed Patents.

3.5 If CV grants a sub-licence to a Third Party under Clause 2.3, then CV shall pay to the Patent Owners [ * ]% of all royalties and lump sums paid to CV and any other benefits whether in cash or in kind receivable by CV from any Third Party in consideration of the grant or subsistence of such sub-licence. For the avoidance of doubt, CV shall not be obliged to account to the Patent Owners in respect of any payments received by CV pursuant to any sub-licence granted to an Affiliate of CV, even if such Affiliate is subsequently acquired by a third party.

3.6 The Patent Owners hereby agree that, in the event that they become entitled to any royalty payments under the Hydron Licence which become due at any time after the Effective Date, they shall, at CV's option, either assign their right to receive such royalty payments to CV or pay such royalty payments over to CV. For the avoidance of doubt, this Clause 3.6 shall apply whether or not CV (or any Affiliate of CV)


--------------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         acquires Biocompatibles and/or Hydron. The Patent Owners shall, within 7 days of the date of this Agreement, instruct Biocompatibles and Hydron to pay any royalty payments under the Hydron Licence which become due at any time after the Effective Date directly to CV.

4.       PAYMENT

4.1 Subject to Clauses 3.2 and 3.3, CV shall, in respect of each Quarter, pay the Patent Owners in pounds sterling in arrears the amount set out in the column headed "QUARTERLY FEE ('L')" in Schedule 2 which is referable to the relevant Year, such payments to be made no later than 30 days after the last day of that Quarter. Time shall become of the essence in relation to payments due to the Patent Owners under this Agreement after a period of 30 days following notification by the Patent Owners to CV that CV has failed to make a payment.

4.2 Payment shall be made to each Patent Owner directly into the bank account of the relevant Patent Owner as specified to CV by the relevant Patent Owner.

4.3 Without prejudice to any other rights the Patent Owners may have, interest shall be payable at 2.5% per annum over the base rate of National Westminster Bank Plc or its successor on late payment calculated on a daily basis from the date on which payments are due until receipt of payment in cleared funds by the Patent Owners.

4.4 CV acknowledges and agrees that, if CV is late in making any due and payable Licence Fee payment by more than 30 days and if CV fails to make such payment together with all interest thereon within 30 days of any one of the Patent Owners notifying CV in writing requiring them to pay the same, the Licence Fee to the extent not yet received by the Patent Owners at such time shall immediately become due and payable in full.

5.       TAXES

5.1 Subject to Clause 5.2, all payments to be made by CV to the Patent Owners under this Agreement shall be made free and clear of, and without deduction or on account of, any Relevant Tax.

5.2 In the event that any relief from deduction or withholding of any Relevant Tax may be available, the Patent Owners and CV agree and undertake that the Patent Owners will use all reasonable endeavours to complete the appropriate form for US tax purposes and lodge the form with CV so that an exemption from withholding tax be obtained under the applicable double-tax treaty.

5.3 Subject to Clauses 5.1 and 5.2, if CV is required by law to make any payment under this Agreement subject to the deduction or withholding of any Relevant Tax the full amount required to be deducted or withheld to the relevant taxation or other authority shall be so deducted or withheld by CV under the applicable law and CV shall deliver to the Patent Owners within 30 days of actual receipt (or such shorter time after actual receipt as the applicable authority requires) a receipt or certified copy thereof or other appropriate evidence issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

5.4 Subject always to Clause 5.5, in circumstances in which CV is required by law to make a payment under this Agreement subject to deduction or withholding in accordance with Clause 5.3 CV shall, on the relevant payment dates, pay to the Patent Owners, in addition to the payments due under this Agreement, 50% of the Relevant Sum. For the purposes of this clause, the Relevant Sum shall be the amount which is equal to the sum which would be required to be paid to the Patent Owners by CV to ensure that, after the making of such deduction or withholding as is required by Clause 5.3, the Patent Owners would receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding of any Relevant Tax been made or been required to be made.

5.5 There shall be no obligation on CV to make a payment to the Patent Owners under Clause 5.4 if the Patent Owners in their reasonable opinion determine that, by virtue of the withholding or deduction referred to in Clause 5.3, they have received, or will within a reasonable period receive, a credit against, or any relief for, any tax paid or payable by the Patent Owners in respect of the payments due to them under this Agreement.

6.       INTELLECTUAL PROPERTY

         Except as provided for in this Agreement, CV recognises the Patent Owners' title to the Licensed Patents and shall not claim any right, title or interest in the Licensed Patents (save as provided for in this Agreement) or at any future time seek to register or use any of the Licensed Patents in its own name as proprietor.

7.       ENFORCEMENT OF PATENTS AND PROSECUTION OF PATENTS

7.1 If any Party learns of any infringement or suspected infringement of a Licensed Patent or Know-How it shall promptly notify the other Parties, CV shall have the option and is hereby irrevocably authorised by the Patent Owners, at its own expense, and in the name of the Patent Owners, to take action against any such infringer or alleged infringer, and shall be entitled to any damages received related to such matter. If CV so takes action against any such infringer or alleged infringer, CV shall, in its absolute discretion, determine what action if any shall be taken, and shall have sole control over and shall conduct any such action as it shall deem necessary, and the Patent Owners shall take such actions as CV reasonably requests (including, but not limited to, the use of its name in or being joined as a party to proceedings) to facilitate CV's actions, provided, however, that CV shall reimburse the Patent Owners for their reasonable expenses in assisting CV in such matter.

7.2 In the event that action taken by CV against an infringer pursuant to Clause 7.1 results in a court ruling in CV's favour and that the reasonable expenses incurred by CV in taking such action exceed the amount of damages payable to CV in relation to such matter, the Parties shall bear the remainder of such excess expenses [ * ]. Subject to the Patent Owners' agreement to the calculation of the amount due from them to CV, such amount shall be treated as a prepayment of Licence Fee due to the Patent Owners under this Agreement. In any other circumstances, CV shall bear its own expenses incurred under Clause 7.1,

7.3 If CV grants a sub-licence to a Third Party following settlement of an infringement action brought by it against such Third Party, CV shall be entitled to deduct its reasonable costs (f any) in pursuing such action from the amounts required to be paid by CV pursuant to Clause 3.5.

7.4 The Patent Owners shall, subject as hereinafter provided, during the Term pay all renewal fees and do all such acts and thing as may be necessary to maintain in force



--------------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         the Patents and shall produce to CV the receipt for such renewal fees not less than seven (7) days before the last day for renewing any of such Patents (excluding periods allowed in extension of the time limit for renewing), and in default shall recognise the right of CV to pay the same and to be credited with the cost thereof. The Patent Owners shall reimburse CV for any fees paid by CV pursuant to this Clause 7.4 within fourteen (14) days of receiving from CV notification that CV has paid such fees.

7.5 The Patent Owners undertake, during the Term, not to abandon or allow to lapse any of the Patents or to amend the specification of any of them during the Term without the prior written consent of CV.

8.       INDEMNIFICATION

8.1 Subject to Clause 8.2, the Patent Owners will indemnify and hold harmless CV (together with its officers, servants and agents) against any and all liability, loss, damages, costs (whether special, indirect, consequential, direct or otherwise) including attorneys' fees

         (i)   that may be incurred in defending any claim or

         (ii) awarded or agreed to be paid in respect of any claim, to any third party in respect of any claim or action that the possession or use of the Licensed Patents and Know-How infringes the patents of the said third party. The Patent Owners shall have full conduct of such claims save that they shall not settle or otherwise compromise such claims without the prior written consent of CV, such consent not to be unreasonably withheld or delayed. If either Party learns of any infringement or suspected infringement of the patents of a third party as referred to above, it shall promptly notify the other Party.

8.2 In the event of the Patent Owners becoming liable to CV under the provisions of Clause 8.1, the amount payable to CV under that Clause shall not exceed an amount equal to the Licence Fee payable to the Patent Owners under this Agreement from the date of a third party bringing an action against CV. Under no circumstances shall the Patent Owners be required to repay any Licence Fee paid to them prior to the date of such action being brought. CV shall be entitled to suspend payment of the Licence Fee to the Patent Owners from the date of such action being brought provided that

         8.2.1 in the event the third party action is struck out for want of prosecution or otherwise or in any case when an action is lost by the third party, CV shall forthwith pay to the Patent Owners the amount of the Licence Fee falling due during the period of the suspension, and

         8.2.2 in the event of a third party successfully bringing an action against CV for infringement of that third party's patent or patents ("Third Party Patent") by the possession or use by CV of one or more of the Licensed Patents and CV paying royalties to that third party in respect of the Third Party Patent, CV shall, in addition to suspending payments of the Licence Fee in respect of the appropriate Licensed Patent, be entitled to deduct from the Licence Fee due to the Patent Owners under this Agreement the amount of any royalties it pays to such third party in respect of the Third Party Patent.

9.       TERM

         This Agreement shall remain in effect from the Effective Date for a period of eight Years or until the last of the Licensed Patents expires, is abandoned or is finally adjudicated invalid, whichever is the earlier (the "Term"), and, save as provided in Clause 10, this Agreement may not be terminated earlier by either Party.

10.      TERMINATION

10.1 This Agreement may be terminated forthwith by written notice from the Patent Owners in the event that CV is late in making any due and payable Licence Fee payment by more than 30 days, and if CV fails to make such payment together with all interest thereon within 30 days of any one of the Patent Owners notifying CV in writing requiring them to pay the same.

10.2 CV shall be entitled to terminate this Agreement forthwith by written notice with immediate effect if all the Licensed Patents are revoked or declared invalid.

10.3 Termination of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages from the other.

10.4 Upon the termination of this Agreement or upon its expiry, CV shall forthwith return to the Patent Owners or permit the Patent Owners to enter onto its premises for the purpose of repossessing all drawings, data, material and other documents including, without limitation, software supplied to CV by the Patent Owners and any copies of any of the same in its possession or under its control (whether or not containing Know-How) and shall procure the return of any of the same (and any copies) in the possession of, or under the control of, any third party.

10.5 Expiry of this Agreement or its termination for whatever cause shall not release CV from any of its obligations which expressly or by implication become effective or continue to be effective on or after the termination of this Agreement

10.6 Termination of this Agreement for whatever cause or its expiry shall be without prejudice to the rights of the Parties in respect of any antecedent breaches or any other rights which may have arisen under this Agreement and shall not relieve any Party from any existing obligation or liability which has arisen under this Agreement.

10.7 Upon termination of this Agreement, all related sub-licences granted by CV shall immediately (unless the sub-licensee is then in default thereunder entitling CV to terminate such sub-licence) be deemed to be licences in the terms they were granted by CV, and shall continue as if originally granted by the Patent Owners, and the Patent Owners and CV shall enter into such further documents as may be needed to give effect to this SAVE THAT the Patent Owners shall not be bound to enter into any such arrangement unless they are satisfied that the terms of any such arrangement impose no obligations on the Patent Owners other than those incumbent on the Patent Owners pursuant to this Agreement.

11.      REPRESENTATIONS AND WARRANTIES BY THE PATENT OWNERS

         The Patent Owners hereby represent and warrant to CV as follows:

11.1 Ownership of Licensed Patents: The Patent Owners are the registered proprietors of the Patents and own all right, title and interest to the Licensed Patents, free and clear of any liens, charges or other encumbrances. The Patent owners have not done or omitted nor will hereafter do or omit any act or thing whatsoever whereby the Licensed Patents may be invalidated, encumbered or otherwise prejudicially affected or the due performance of this Agreement hindered or prevented.

11.2 No Other Applicable Patents: The Patent Owners do not own or have any other interest in any other patents or patent applications applicable to the cast moulding of Lenses.

11.3 Legal Proceedings: No Default: No action, suit, proceeding or investigation so far as the Patent Owners are aware is pending or threatened by any person or entity which seeks to challenge the validity of the Licensed Patents and the Patent Owners arc not aware of any basis therefor. The execution of this Agreement and the carrying out of its provisions will not result in a violation of any contract, agreement or obligation of the Patent Owners.

11.4 Authority: The Patent Owners have all requisite power and authority to enter into this Agreement and to carry out its terms. All actions on the part of the Patent Owners necessary for the authorisation, execution, delivery and performance of their obligations hereunder has been taken, and this Agreement, when executed and delivered by the Patent Owners shall constitute their valid and legally binding obligation, enforceable in accordance with its terms

11.5 Patent Infringement: The Patent Owners are not aware of any other person or entity infringing any of the Licensed Patents, and are not aware of any reason why the Licensed Patents, or any claims thereof, could be challenged or invalidated.

11.6 No Other Licences: Other than the agreements listed in Clause 2.5 of the 1997 Licence, the Patent Owners will not grant or purport to grant any other licences, rights, assignments over or relating to the Know-How or the Licensed Patents or over or relating to any other industrial or intellectual property relating, or which may relate to, Lenses.

11.7 Know-How: Other than under the agreements listed in Clause 2.5 of the 1997 Licence, the Patent Owners have not disclosed any of the Know-How to any third party save under an obligation of confidence.

11.8 Infringement of Third Party Rights: To the best of the knowledge, information and belief of the Patent Owners, the use of the Licensed Patents by CV, its servants, agents or customers will not infringe the rights of any third party.

11.9 Placing Right to Apply for Patent in Jeopardy: The Patent Owners have not, nor to the knowledge of the Patent Owners has any other person, done or omitted to do any act whereby the right to apply for letters patent in respect of the Lenses and the conditions, requirements or circumstances affecting the validity of the grant of any such letters patent may be jeopardised.

12.      GENERAL

12.1     Entire Agreement

         This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof and no modification or addition to this Agreement shall have any effect whatsoever unless it is set forth in writing and is referred to as a modification or addition to this Agreement and signed by CV and by Geoffrey H Galley or Anthony D Galley (or the duly authorised representative of either) or their respective heirs or assigns for and on behalf of the Patent Owners.

12.2     Severability

         Every provision of this Agreement shall be severable and should any provision of this Agreement be void, or be liable to render this Agreement void, then this Agreement shall be read as if that provision were excluded.

12.3     Waiver

         The failure of either Party to enforce at any time any term of this Agreement or to exercise any right under this Agreement shall in no way affect the validity of this Agreement or the right of the Party thereafter to enforce any term of this Agreement or to exercise any right under this Agreement unless such Party has provided to the other Party in writing a specific waiver of such right. Notwithstanding the above, either Party shall be entitled to an estoppel in relation to any material breach of this Agreement which was known to one of the Parties and of which such Party failed to inform the other Party in writing for a period of six months from the date at which it had such knowledge.

12.4     Governing Law

         This Agreement shall be governed by the law of England and Wales, and the Parties hereby submit to the jurisdiction of the English Courts.

12.5     Service Agent

         CV hereby irrevocably authorises and appoints CooperVision Limited of Aspect House, Hamble Lane, Hamble, Hampshire SO31 4NH as its agent for service of proceedings in relation to any matter arising out of or in connection with this Agreement and service on such service agent shall be deemed to be service on CV.

12.6     No Use of Name

         Except as may be required by law or by virtue of contractual obligations with third parties which are in existence at the date of signing of this Agreement, and save in respect of disclosure, under conditions of confidence, to professional advisers and/or to potential sub-licensees, neither Party shall make any disclosure of this Agreement or its terms without the prior written consent of the other Party which shall not be unreasonably withheld.

12.7     Assignment

         This Agreement will bind and inure to the benefit of each Party's successors and assigns.

12.8     No Right of Offset

         Other than as provided for under Clause 8.2, the Parties hereby waive any and all claims of set-off against any payments (including interest) due hereunder and each Party agrees to pay all amounts payable hereunder to the other regardless of any rights in equity, set-off or cross-claim it may have against the other and without any deduction.

12.9     Publicity

         Neither Party shall make any public announcements regarding these agreements without the prior consent of the other Party. However, once any statement has been agreed, it may be repeated by either Party in a substantially similar form at any future date unless one Party notifies the other in writing that they no longer agree to such information being disclosed.

12.10    Assistance

         During the Term, the Patent Owners shall, as and when reasonably requested by CV, provide such technical assistance and advice as CV shall reasonably require and the Patent Owners shall be in a position to provide in connection with the development, manufacture or marketing of the Lenses, and CV shall reimburse the Patent Owners all out-of-pocket and other expenses reasonably incurred by them in providing such advice and assistance provided that such assistance shall be limited to a maximum of [ * ] man days per Year.

12.11    Counterparts

         This Agreement. may be executed in two or more counterparts and execution by each of the Parties of any one of such counterparts will constitute due execution of this Agreement.


--------------------------------

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission

13.      ARBITRATION

13.1. Subject to Clause 13.3, in the event that any dispute arises over the terms of this Agreement or any of its provisions, the parties hereto agree that such dispute shall, following one party notifying the other of its wish to refer that dispute to an Arbitrator, be settled by process of arbitration and not by process of law. The costs of any such arbitration shall be awarded by the Arbitrator and the results of such arbitration shall be final and binding on both parties.

13.2 The procedure to be followed for such arbitration shall be agreed between the Parties or in default of agreement determined by the Arbitrator.

13.3 Nothing in this Clause 13 shall prevent either Party from applying to the Court in order to enforce the obligation of the other Party to continue to perform its obligations hereunder pending resolution of any dispute including, without limitation, the obligation of CV to continue to pay royalties or any other sums due in accordance with this Agreement.

13.4 Without prejudice to Clause 13.3, if the Patent Owners are in material breach of any of their obligations hereunder and fail to remedy such breach within 30 days' notice in writing requiring such remedy, then CV may, as its exclusive remedy, refer the matter to an Arbitrator for his determination. If the Arbitrator determines that such material breach has occurred, he shall determine the amount of damages (if any) suffered by CV and the Licence Fee, to the extent not yet received by the Patent Owners at such time, shall be reduced by an amount equal to such damages.

14.      NOTICES

14.1 Any notice, report or statement to either party required or permitted under this Agreement shall be in writing and shall be forwarded by recorded delivery courier such as Federal Express or similar and shall be deemed to be given when received by the Party to which it is addressed. Such notification shall be sent to the address set forth below or to such other address which may be notified from one Party to another from time to time during the Term.

        To CV:                                         To the Patent Owners:
        The Managing Director                          c/o G H Galley
        CooperVision Limited                           Red Lodge
        Aspect House                                   The Close
        Hamble Lane                                    Totteridge
        Hamble                                         London N20 8PJ
        Hampshire SO31 4NH

        Copy to:
        The President
        Cooper Vision, Inc.
        21062 Bake Parkway
        Suite 200
        Lake Forest
        CA 92630
        USA

14.2 Any notice to be given by or on behalf of the Patent Owners under this Agreement shall be validly given if signed by either Geoffrey H Galley or Anthony D Galley (or the duly authorised representative of either) or their respective heirs or assigns.

15.      VALUE ADDED TAX

         All consideration payable to the Patent Owners under the terms of this Agreement is exclusive of value added tax.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

        COOPER VISION, INC.                         G H GALLEY
        21062 BAKE PKWY.,                           RED LODGE
        SUITE 200                                   THE CLOSE
        LAKE FOREST                                 TOTTERIDGE
        CA 92630                                    LONDON N20 8PJ
        USA


        /s/ Robert Weiss                            /s/ G H Galley
        -----------------------------------         ----------------------------
        Vice President                              G H GALLEY
                                                    PATENT OWNER




        B BEVIS                                     ALBERT MORLAND
        THE MAPLES                                  3 LIME TREE COURT
        CHILWORTH ROAD                              FRESHWATER
        CHILWORTH                                   ISLE OF WIGHT
        SOUTHAMPTON SO16 7JR                        PO40 9ET


        /s/ B Bevis                                 /s/ A Morland
        -----------------------------------         ----------------------------
        B BEVIS                                     A MORLAND
        PATENT OWNER                                PATENT OWNER




        A D GALLEY                                  I B ATKINSON
        SUMMER LODGE                                90 QUEENS DRIVE
        COACH ROAD                                  SURBITON
        WEST TYTHERLEY                              SURREY
        SP5 1LB                                     KT5 8PP


        /s/ A D Galley                              /s/ I B Atkinson
        -----------------------------------         ----------------------------
        A D GALLEY                                  I B ATKINSON
        PATENT OWNER                                PATENT OWNER

                                   Schedule 1

-------------------------------------------------------------------------------------------------
       COUNTRY            APPLICATION             PATENT NO.                  STATUS
                              NO.
-------------------------------------------------------------------------------------------------
Australia                                         629280          Granted Patent
-------------------------------------------------------------------------------------------------

Great Britain                                     2,226,977 A     Lapsed, replaced by European
                                                                  (UK) 383425
-------------------------------------------------------------------------------------------------

Singapore                                         1137/93         Registered European (UK)
                                                                  Patent
-------------------------------------------------------------------------------------------------

Europe                                            383,425         Granted Patent Austria,
                                                                  Belgium, Switzerland,
                                                                  Liechtenstein, Germany,
                                                                  Denmark, Spain, France,
                                                                  Greece, Italy, Luxembourg,
                                                                  Netherlands, Sweden and Great
                                                                  Britain
-------------------------------------------------------------------------------------------------

Taiwan                                            39682           Granted Patent
-------------------------------------------------------------------------------------------------

USA                                               5,087,015       Granted Patent
-------------------------------------------------------------------------------------------------

Canada                                            2,007,536       Granted Patent
-------------------------------------------------------------------------------------------------

Japan                                             2270517         Granted Patent
-------------------------------------------------------------------------------------------------

S. Korea                                          140212          Granted Patent
-------------------------------------------------------------------------------------------------

                                   Schedule 2


            Standard Licence Fee
            --------------------

-----------------------------------------------------------------------
           YEAR                          QUARTERLY FEE ('L')
-----------------------------------------------------------------------
             1                                562,500.00
-----------------------------------------------------------------------
             2                                590,625.00
-----------------------------------------------------------------------
             3                                620,156.25
-----------------------------------------------------------------------
             4                                651,164.00
-----------------------------------------------------------------------
             5                                683,722.25
-----------------------------------------------------------------------
             6                                717,908.35
-----------------------------------------------------------------------
             7                                753,803.75
-----------------------------------------------------------------------
             8                                791,494.00
-----------------------------------------------------------------------
